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                                                                       Exhibit 5
                                    April 10, 1998



Fingerhut Receivables, Inc.
4400 Baker Road
Suite F480
Minnetonka, MN 55343

                  Re:   Registration Statement on Form S-1
                        Registration No. 333-45611
                        ----------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to Fingerhut Receivables, Inc., as transferor (the "Transferor"), in connection with (a) the transfer and assignment of a portfolio of receivables relating to existing closed-end installment sale contracts originated by Fingerhut Corpo ration and receivables related to closed-end credit card loans and revolving credit card loans originated by Fingerhut National Bank, and all monies due or to become due in payment of such receivables (collectively, the "Receivables"), by the Transferor to The Bank of New York (Delaware), as trustee (the "Trustee") for the Fingerhut Master Trust (the "Trust"), pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of March 18, 1998, as amended (the "Pooling and Servicing Agreement") by and among the Transferor, Fingerhut Na tional Bank, as servicer (the "Servicer") and the Trust ee, to be allocated by the Trust among the interests of the holders of certain Series of Securities to be out standing from time to time including the Series 1998-2 Class A Securityholders' Interests (the "Class A Securi ties"), Class B Securityholders' Interests (the "Class B Securities," and together with the Class A Securities, the "Offered Securities"), the CTO Securityholders'
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Fingerhut Receivables, Inc.
April 10, 1998
Page 2



Interest and the Class D Securityholders' Interest and (b) the sale of the Offered Securities to the underwrit ers (the "Underwriters") party to an Underwriting Agree ment (the "Underwriting Agreement"), by and among the Transferor, Fingerhut Companies, Inc. and Chase Securi ties Inc., as representative of the Underwriters.

            In connection with our engagement, we have examined and relied upon the forms of the Pooling and Servicing Agreement and the Underwriting Agreement in cluded as exhibits to the Registration Statement (Regis tration No. 333-45611) (as amended, the "Registration Statement"). In addition, we have examined and consid ered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such securities, instruments, documents and other corporate records of the Transferor and matters of fact and law as we deem necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

            In our examination we have assumed the genuine ness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the origi nal of such latter documents. As to any facts material to the opinions expressed herein that we did not indepen dently establish or verify, we have relied upon state ments and representations of officers and other represen tatives of the Transferor and others.

            We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware and the laws of the United States of America to the extent specifically referred to herein.

            Based upon and subject to the foregoing, we are of the opinion that, when the Offered Securities to be issued pursuant to the Pooling and Servicing Agreement have been duly and validly authorized by the Transferor and when the Offered Securities are executed and deliv-
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Fingerhut Receivables, Inc.
April 10, 1998
Page 3



ered by the Transferor and authenticated by the Trustee in accordance with the provisions of the Pooling and Servicing Agreement, and when the Offered Securities are paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Offered Securities will be legally issued, fully paid and non-assessable.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the refer ence to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate,
                                        Meagher & Flom LLP